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                                 AMENDMENT NO. 2

                                      TO

                        SALARY DEFERRAL SAVINGS PROGRAM OF
                          WELLPOINT HEALTH NETWORKS INC.
                     (As Amended and Restated January 1, 1997)

                        (As Amended through October 1, 1997)


     The Salary Deferral Savings Program of WellPoint Health Networks Inc., ("Plan") is further amended as follows:

1. Effective November 1, 1998, Section 5.02(a) of the Plan is amended, in its entirety, to read as follows:

     GENERAL RULE. Except as provided in (b) below, Matching Contributions will equal 75% (or a greater of lesser percentage determined by each Participating Company before the payroll period) of the Salary Deferral Contribution that the Participant directed during the Plan Year. Notwithstanding the foregoing, Salary Deferral Contributions in excess of 6% of a Participant's Compensation for a Plan Year (or such greater or lesser percentage determined by each Participating Company before the payroll period) will not be matched. To the extent administratively feasible, Matching Contributions will be credited to a Participant's Account on a payroll period by payroll period basis.

2. Effective November 1, 1998, Section 5.02(b) of the Plan is amended, in its entirety, to read as follows:

     GRANDFATHERED MATCH. For Participants with 10 or more but less than 20 Years of Service at the beginning of the first payroll period ending on or after January 1, 1997, Matching Contributions will equal 85% of the Salary Deferral Contribution that the Participant directed during the Plan Year. For Participants with 20 or more Years of Service at the beginning of the first payroll period ending on or after January 1, 1997, Matching Contributions will equal 100% of the Salary Deferral Contribution that the Participant directed during the Plan Year. Notwithstanding the foregoing, Salary Deferral Contributions in excess of 6% of a Participant's Compensation for a Plan Year will not be matched. To the extent administratively feasible, Matching Contributions will be credited to a Participant's Account on a payroll period by payroll period basis.

3. The following provision is added at the end of Section 5.02(d) ("Collectively Bargaining Agreement") of the Plan:

     If the employment of an Eligible Employee ("Bargaining Unit Employee") is governed by the terms of a collective bargaining agreement between Blue Cross of California and the Office and Professional Employees International Union Local 29, AFL-CIO that

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     became effective November 16, 1997 ("Agreement"), the Company will cover that Bargaining Unit Employee in the Plan as in effect on the effective date of the Agreement, as the Plan may be changed to comply with applicable law. Matching Contributions for Bargaining Unit Employees who are employed by Blue Cross of California on November 16, 1997 ("Current Bargaining Unit Employees") and who have one Year of Service, but less than ten Years of Service shall be seventy-five percent (75%); Current Bargaining Unit Employees with ten or more Years of Service but less than 20 will receive an eighty-five percent (85%) Matching Contribution; Current Bargaining Unit Employees with twenty Years of Service will receive a one-hundred percent (100%) Matching Contribution. The level of Matching Contributions for Bargaining Unit Employees will be frozen at November 15, 2000 levels.

4. Effective November 1, 1998, the name of the Plan is charged to "WellPoint 401(k) Retirement Savings Plan."

5. Effective September 1, 1998, clause (b) of Section 11.01 is clarified, in its entirety, to read as follows:

     subject to Code Section 401(k)(10), if substantially all the assets of a trade or business are sold to an unrelated corporation, if the Participant continues employment with the unrelated corporation and the Participating Company continues to maintain this Plan.

6. Effective September 1, 1998, the following clarifying sentence is added at the end of Section 11.10(d) of the Plan:

     The Committee or its delegate may authorize a direct rollover of a Participant note for a Plan loan to a qualified trust described in Code
     Section 401(a) or an annuity plan described in Code Section 403(a).

7. Effective as of the initial effective date of the Plan, the following clarifying sentence is added at the end of Section 12.02 of the Plan:

     Spousal consent will be irrevocable unless the Participant changes his or her Beneficiary or form of distribution designation; upon such event, spousal consent will be deemed to be revoked.

     IN WITNESS WHEREOF, WellPoint Health Networks Inc. has caused this Amendment to be executed this 28th day of October, 1998


WELLPOINT HEALTH NETWORKS INC.


By: /s/ J. Thomas Van Berkem
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